QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 10, 2017, except with respect to the effects of the special stock dividend described in Note 16 and changes in the subsidiary guarantor information described in Note 17, as to which the date is June 8, 2017 relating to the financial statements, which appears in Jones Energy, Inc.'s Current Report on Form 8-K dated June 8, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX
June 12, 2017

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM